As filed with the Securities and Exchange Commission on February 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	13-3893191
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin D. Pitt

Senior Vice President and Chief Litigation Counsel

Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leigh Walton

Kevin Douglas

Andrea Orr

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Community Health Systems, Inc.

Common Stock

Preferred Stock

Depositary Shares

Securities Warrants

Community Health Systems, Inc. and/or any selling security holders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference before you invest.

These securities may be offered and sold directly by us or by any selling security holder to be named in a prospectus supplement to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Community Health Systems, Inc. common stock is listed on the New York Stock Exchange under the symbol “CYH.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus. You should also consider the risk factors described in the accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we and/or one or more selling security holders may, from time to time, sell in one or more offerings, any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

In this prospectus “we,” “us,” “our” and the “Company” refer to Community Health Systems, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks, assumptions and uncertainties. The accompanying prospectus supplement may also contain these types of forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors relating to us or the healthcare industry generally that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; the timing, availability and acceptance of effective medical treatments, vaccines (including additional dosages of vaccines) and tests; the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized; measures we are taking to respond to the COVID-19 pandemic; the impact of government actions on us, including with respect to vaccine mandates, testing requirements, travel restrictions and other virus containment measures; changes in net revenue due to patient volumes, payor mix and evolving macroeconomic conditions; increased expenses related to labor, supply chain, capital and other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the implementation of the Coronavirus Aid, Relief and Economic Security Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021 and any other future stimulus measures related to COVID-19, including the magnitude and timing of any future payments or benefits we may receive or realize thereunder;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, loss of data, actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection, and other cybersecurity incidents;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 (the “PAYGO Act”) and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of experienced nurses, including in connection with our ability to hire and retain qualified nurses, physicians, and other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation, and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles, or GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the novel coronavirus causing the disease known as COVID-19;

•	the impact of cybersecurity threats, cyber-attacks or security breaches;

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in certain non-urban communities in which we operate;

•	any developments with respect to the final auditing and reporting requirements of, or other adverse developments with respect to, the Corporate Integrity Agreement to which we are subject;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•	the other risk factors disclosed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus and the applicable prospectus supplement.

Although we believe that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond our control. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and all such material filed by us with the New York Stock Exchange also can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We also make available free of charge on or through the investor relations section of our Internet web site, http://www.chs.net/investor-relations/, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file these materials with the SEC. You may also request copies of these filings at no cost by telephoning us at (615) 465-7000 or writing us at the following address: Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067, Attention: Investor Relations. Except as set forth under “Incorporation of Certain Information by Reference,” information on our Internet web site is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or the registration statement of which it is a part.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet web site referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our definitive Proxy Statement on Schedule 14A, filed on April 1, 2021;

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 17, 2022;

•	our Current Reports on Form 8-K filed on January 20, 2022 (related to items 8.01 and 9.01), January 20, 2022 (related to items 8.01 and 9.01), and February 4, 2022; and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Community Health Systems, Inc.

4000 Meridian Boulevard, Franklin, TN 37067

Attn: Investor Relations Department

(615) 465-7000

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also obtain a copy of these filings from the investor relations section of our Internet web site at http://www.chs.net/investor-relations/. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated by reference into this prospectus and should not be considered a part of this prospectus.

OUR COMPANY

We are one of the largest publicly-traded hospital providers of healthcare services in the United States and a leading operator of general acute care hospitals and outpatient facilities in communities across the country. We provide healthcare services through the hospitals and outpatient facilities that we own and operate in generally larger non-urban markets and selected urban markets throughout the United States. As of December 31, 2021, we owned or leased 83 hospitals with an aggregate of approximately 13,289 licensed beds, comprised of 81 general acute care hospitals and two stand-alone rehabilitation or psychiatric hospitals. Healthcare services are also provided in more than 1,000 outpatient facilities including affiliated physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers. These hospitals and outpatient facilities are geographically diversified across 16 states, with the majority located in regional networks or in close geographic proximity to one or more of our other hospitals. We generate revenues by providing a broad range of general and specialized hospital healthcare services and outpatient services to patients in the communities in which we are located. Services provided through our hospitals and outpatient facilities include general acute care, emergency room, general and specialty surgery, critical care, internal medicine, obstetrics, diagnostic, psychiatric and rehabilitation services. An integral part of providing these services is our network of affiliated physicians at our hospitals and affiliated businesses. As of December 31, 2021, we employed approximately 1,500 physicians and an additional 900 licensed healthcare practitioners. Through our management and operation of these businesses, we provide standardization and centralization of operations across key business areas; strategic assistance to expand and improve services and facilities; implementation of patient safety and quality of care improvement programs and assistance in the recruitment of additional physicians and licensed healthcare practitioners to the markets in which our hospitals are located. In a number of our markets, we have partnered with local physicians, for-profit entities and/or not-for-profit providers in the ownership of our facilities.

Corporate Information

Community Health Systems, Inc. was originally founded in 1986 and reincorporated in the State of Delaware on June 6, 1996. Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee 37067, and our telephone number is (615) 465-7000. Our web site is http://www.chs.net. Information on our web site shall not be deemed part of this prospectus.

RISK FACTORS

An investment in our securities involves risks, including those that are generally associated with operating in the health care industry. Before deciding to purchase any of our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of securities, including those risks identified under “Part I — Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering. We will not receive any of the proceeds from sales of securities by any selling security holders.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock; and

•	warrants to purchase our preferred stock, depositary shares or common stock.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Prospectus Supplements

This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holders sell any of the securities, we or such selling security holder will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement may also add to or change information contained in this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find Additional Information.”

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or any selling security holder offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Current Report on Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “— Global Securities” below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “— Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “— Legal Ownership of Securities — Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred upon termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities — Holders of Securities.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE CAPITAL STOCK

The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated by-laws.

Authorized Capital

We are authorized to issue up to 400,000,000 shares of capital stock, of which 300,000,000 may be shares of common stock, par value $0.01 per share, and 100,000,000 may be shares of preferred stock, par value $0.01 per share. As of February 11, 2022, 132,116,361 shares of Company common stock were issued and outstanding and no shares of Company preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Holders of our common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any our preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our board of directors. Holders of our common stock are entitled to share ratably in all assets available for distribution to our stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

We may issue preferred stock from time to time in one or more distinct series. We will include in a supplement to this prospectus the specific terms of each series of preferred stock being offered, including the terms, if any, on which a series of preferred stock may be convertible into or exchangeable for common stock. The statements and descriptions of the terms of the preferred stock in this section and any prospectus supplement is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and the applicable prospectus supplement will set forth the terms of each series of preferred stock, including, if applicable:

•	the distinctive serial designation and the number of shares;

•

the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Anti-takeover effects of our certificate of incorporation and by-laws and provisions of Delaware law

General

Certain provisions of our restated certificate of incorporation and amended and restated by-laws may delay or make more difficult acquisitions or changes of control of us that are not approved by our board of directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Number of Directors; Removal; Vacancies

Our restated certificate of incorporation provides that the number of our directors will be determined from time to time exclusively by a vote of a majority of the members of our board of directors then in office. Our restated certificate of incorporation also provides that, subject to the rights of the holders of any series of preferred stock then outstanding, our board of directors has the exclusive right to fill vacancies, including vacancies created by an increase in the number of directors. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of us. Our restated certificate of incorporation further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any director elected prior to our 2010 annual meeting of stockholders or any director appointed to fill a vacancy of any director elected prior to the 2010 annual meeting of stockholders may be removed from office at any time, but only for cause, and any other director may be removed from office at any time, with or without cause, in each case at a meeting called for that purpose and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote in the election of directors. This provision, in conjunction with the provision authorizing our board of directors to fill vacant directorships, could prevent our stockholders from removing certain incumbent directors without cause and filling the resulting vacancies with their own nominees.

Election of Directors

Our amended and restated by-laws provide that a nominee for director shall be elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election;

provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of our stockholders for which (i) our Secretary receives a notice that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our amended and restated by-laws and/or the proxy access requirements for stockholder nominees set forth in Section 15 of Article II of our amended and restated bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails, provides or makes available its notice of meeting for such meeting to our stockholders. Our restated certificate of incorporation provides that, at each annual meeting of stockholders, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings of Stockholders

Our amended and restated by-laws provide that special meetings of stockholders, for any purpose or purposes, may only be called by our board of directors, the chairman of our board of directors or our chief executive officer.

Advance Notice for Raising Business or Making Nominations at Meetings

Our amended and restated by-laws provide that no business may be transacted at any meeting of stockholders other than business that is properly brought before the meeting in accordance with our amended and restated by-laws. To be properly brought before a meeting of stockholders, any such business must be a proper matter for stockholder action, and must be (i) specified in the Company’s notice of meeting (or any supplement thereto), (ii) otherwise brought before the annual meeting by, or at the direction of, our board of directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by a stockholder who has given to the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our amended and restated by-laws further provide that only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by (i) a stockholder who has given timely written notice, in proper form, to the Company’s Secretary prior to an annual meeting of stockholders or a special meeting called for the purpose of electing directors, or (ii) in accordance with the proxy access provisions set forth in the amended and restated by-laws are eligible for election as directors of the Company. These provisions could make it more difficult for our stockholders to raise matters affecting control of the Company, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendments to the Company’s By-laws

Our restated certificate of incorporation and amended and restated by-laws provide that our board of directors and our stockholders (by affirmative vote of the holders of at least a majority of the voting power of all of issued and outstanding shares of our capital stock entitled to vote thereon) may adopt, amend, alter, rescind or repeal the by-laws of the Company.

Amendment of the Company’s Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our restated certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority of the voting power of all of issued and outstanding shares of our capital stock entitled to vote thereon.

Company Preferred Stock and Additional Company Common Stock

Under our restated certificate of incorporation, our board of directors has the authority to provide by board resolution for the issuance of preferred shares in one or more series and to fix the terms and conditions of each such series. The authorized shares of preferred stock, as well as authorized but unissued shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed.

These provisions give the our board of directors the power to issue preferred stock, or additional shares of common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, issuing new shares might impede a business combination if the terms of those shares include voting rights which enable a holder to block business combinations; alternatively, issuing new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Delaware Business Combination Statute

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. However our restated certificate of incorporation currently contains a provision pursuant to which the Company elects not to be governed by Section 203 of the DGCL.

Limitations on Directors’ Liability and Indemnification

Pursuant to authority conferred by Section 102 of the DGCL, Article SIXTH of the Company’s restated certificate of incorporation eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under the law of the State of Delaware, including the DGCL. Article SIXTH further provides that any future amendment to or repeal of its terms will not adversely affect any right or protection of any director of the Company with respect to acts or omissions of such director occurring prior to such repeal or amendment. Article SIXTH also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

In accordance with Section 145 of the DGCL, Article SEVENTH of the Company’s restated certificate of incorporation and certain provisions of the Company’s amended and restated by-laws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Section 5 of Article VI of the Company’s amended and restated by-laws further provides for advancement of expenses to such indemnified persons.

The Company’s amended and restated by-laws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated by-laws. The Company has obtained insurance policies insuring its directors and officers against certain liabilities.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of the Company or of an affiliate. In the case of an action or proceeding other than an action by or in the right of the Company, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was or will be serving at the request of the Company, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of the Company, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any affiliate or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s restated certificate of incorporation or the Company’s amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

We believe that our restated certificate of incorporation and amended and restated by-laws and insurance are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Forum Selection

Our amended and restated by-laws provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CYH.”

DESCRIPTION OF THE DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the depositary shares then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. The transfer agent and registrar for any depositary shares will also be specified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the date on and after which the holder of the securities warrants can transfer them separately from any other securities that were offered in conjunction with the warrants;

•

the terms of the preferred stock, depositary shares or common stock into which the securities warrants are exercisable as previously described under “Description of the Capital Stock” and “Description of the Depositary Shares,” as applicable;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

PLAN OF DISTRIBUTION

General

We and/or any selling security holders may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities will include the following information, as applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

Underwriting Compensation

We and/or one or more selling security holders may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not, at the time of delivery, be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Additional legal matters may be passed upon for us or any underwriters, brokers, dealers, placement agents or other agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Community Health Systems, Inc.’s Annual Report on Form 10-K, and the effectiveness of Community Health System, Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

	Amount To be Paid
SEC registration fee		$(1)
Printing and engraving expenses		$(2)
Accounting fees and expenses		$(2)
Legal fees and expenses		$(2)
Rating agency fees and expenses		$(2)
Trustee’s fees and expenses		$(2)
Miscellaneous expenses		$(2)

Total		$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
(2)

As the amount of securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Pursuant to authority conferred by Section 102 of the DGCL, Article SIXTH of the Company’s restated certificate of incorporation eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under the law of the State of Delaware, including the DGCL. Article SIXTH further provides that any future amendment to or repeal of its terms will not adversely affect any right or protection of any director of the Company with respect to acts or omissions of such director occurring prior to such repeal or amendment. Article SIXTH also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

In accordance with Section 145 of the DGCL, Article SEVENTH of the Company’s restated certificate of incorporation and certain provisions of the Company’s amended and restated by-laws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Section 5 of Article VI of the Company’s amended and restated by-laws further provides for advancement of expenses to such indemnified persons.

The Company’s amended and restated by-laws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated by-laws. The Company has obtained insurance policies insuring its directors and officers against certain liabilities.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of the Company or of an affiliate. In the case of an action or proceeding other than an action by or in the right of the Company, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was or will be serving at the request of the Company, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of the Company, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any affiliate or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s restated certificate of incorporation or the Company’s amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.3	Amended and Restated By-laws of Community Health Systems, Inc. (as of December 7, 2016) (incorporated by reference to Exhibit 3.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed December 12, 2016 (No. 001-15925))

4.1*	Form of Certificate of Designation

4.2*	Form of Depositary Agreement

4.3*	Form of Depositary Receipt

4.4*	Form of Warrant Agreement

4.5*	Form of Warrant Certificate

4.6	Form of Common Stock Certificate of Community Health Systems, Inc. (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed May 7, 2014 (No. 001-15925))

4.7*	Form of Preferred Stock Certificate of Community Health Systems, Inc.

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.1 hereto) †

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on the signature pages of this registration statement)

107	Filing Fee Table

*	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on February 18, 2022.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tim L. Hingtgen, Kevin J. Hammons, and Justin D. Pitt and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tim L. Hingtgen Tim L. Hingtgen	Director and Chief Executive Officer (Principal Executive Officer)	February 18, 2022

/s/ Kevin J. Hammons Kevin J. Hammons	President and Chief Financial Officer (Principal Financial Officer)	February 18, 2022

/s/ Jason K. Johnson Jason K. Johnson	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 18, 2022

/s/ Wayne T. Smith Wayne T. Smith	Executive Chairman of the Board of Directors	February 18, 2022

/s/ John A. Clerico John A. Clerico	Director	February 18, 2022

/s/ Michael Dinkins Michael Dinkins	Director	February 18, 2022

Name	Title	Date

/s/ James S. Ely III James S. Ely III	Director	February 18, 2022

/s/ John A. Fry John A. Fry	Director	February 18, 2022

/s/ Joseph A. Hasting, D.M.D. Joseph A. Hastings, D.M.D.	Director	February 18, 2022

/s/ Elizabeth T. Hirsch Elizabeth T. Hirsch	Director	February 18, 2022

/s/ William Norris Johnson, M.D. William Norris Johnson, M.D.	Director	February 18, 2022

/s/ K. Ranga Krishnan, MBBS K. Ranga Krishnan, MBBS	Director	February 18, 2022

/s/ H. James Williams, Ph.D H. James Williams, Ph.D.	Director	February 18, 2022